UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

ONEMAIN HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 24, 2021

NOTICE TO STOCKHOLDERS

The following Notice to Stockholders relates to the Proxy Statement of OneMain Holdings, Inc., dated April 13, 2021, furnished to stockholders of the company in connection with the solicitation of proxies by the Board of Directors of the company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 2021:

In our Proxy Statement, we reported that one of our directors, Matthew Michelini, attended more than 75% of the company’s Board of Directors meetings, but less than 75% of the combined board and committee meetings for which he is a member.

Mr. Michelini’s attendance only fell below 75% because he missed one 15-minute joint board and committee meeting related to self-evaluations. That one 15-minute meeting was counted as four missed meetings based on the company’s minutes. Mr. Michelini attended the remainder of the board meeting that day.

Mr. Michelini is an engaged and diligent director who meets with our CEO and members of our executive team regularly between board meetings to discuss various aspects of OneMain’s business.

We ask you to take this into consideration when evaluating your vote for Mr. Michelini’s election to the board.

THIS NOTICE IS BEING FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2021 AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.